Exhibit 1.1

SANTANDER US DEBT, S.A. UNIPERSONAL
(a company with limited liability organized under
the laws of The Kingdom of Spain)

Senior Notes

fully, unconditionally and irrevocably guaranteed on a senior basis by
BANCO SANTANDER, S.A.

FORM OF UNDERWRITING AGREEMENT

[DATE]

[UNDERWRITERS]

as Representatives of the several Underwriters

named in Schedule I hereto

Ladies and Gentlemen:

Santander US Debt, S.A. Unipersonal, a sociedad anónima incorporated under the laws of The Kingdom of Spain (the “Company”), proposes to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”), acting severally and not jointly, for whom you are acting as representatives (the “Representatives”), the respective amounts set forth in Schedule I hereto of the securities specified in Exhibit D hereto (the “Notes”) to be issued pursuant to the resolutions of the Company's general shareholders’ meeting and board of directors approving the issuance of the Notes and the indenture dated as of [DATE] (the “Base Indenture”) among the Company, Banco Santander, S.A., a sociedad anónima incorporated under the laws of The Kingdom of Spain (the “Bank”), and The Bank of New York Mellon, as trustee (the “Trustee”) as supplemented, with respect to the Notes, by a supplemental indenture to be dated on or about [DATE], which together with the Base Indenture sets out the terms and rights of this particular issue of Notes (the “[NUMBER] Supplemental Indenture”; and the Base Indenture as supplemented, with respect to the Notes, by the [NUMBER] Supplemental Indenture, and as further supplemented from time to time, the “Indenture”). Payment of principal and interest on the Notes, as well as payment of the redemption price for the Notes upon any redemption thereof plus accrued but unpaid interest on the Notes, upon the dissolution, winding up or liquidation of the Bank, will be fully, unconditionally and irrevocably guaranteed, on a senior basis, by the Bank pursuant to the terms of certain guarantees for the benefit of holders from time to time, to be dated as of the Closing Date (as defined herein) (the “Guarantees”).

The Company and the Bank have filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, (file number 333-[NUMBER]), on Form F-3 relating to securities (the “Shelf Securities”), including the Notes and the Guarantees, to be issued from time to time by the Company. The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement,” and the related prospectus covering the Shelf Securities dated [DATE] in the form first used to confirm sales of the Notes (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Base Prospectus.” The Base Prospectus, as supplemented by the prospectus supplement specifically relating to the Notes in the form first used to confirm sales of the Notes (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the Base Prospectus as supplemented by the preliminary prospectus, together with the free writing prospectuses, if any, each identified in Exhibit E hereto, and intended for general distribution to prospective investors, and “road show” means a “bona fide electronic road show”, including any Bloomberg road show presentation, as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “Base Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein. The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Base Prospectus, the Time of Sale Prospectus, any preliminary prospectus or free writing prospectus shall include all documents subsequently filed by the Company and the Bank with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1.	Representations and Warranties. Each of the Company and the Bank, jointly and severally, represents and warrants to, and agrees with, each of the Underwriters that as of the date hereof:

(a)	The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission. The Bank is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act) and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

(b)	Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Securities Act, the Exchange Act and the applicable rules and regulations of the Commission thereunder, (i) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply, and as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iv) the Time of Sale Prospectus does not, and at the time of each sale of the Notes in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 3 below), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (v) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vi) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to (a) statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company or the Bank in writing by such Underwriter through the Representatives expressly for use therein or (b) that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of the Trustee.

(c)	Neither the Company nor the Bank is an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company or the Bank is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company or the Bank has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of on used or referred to by the Company or the Bank complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Exhibit E hereto, and electronic road shows, if any, each furnished to the Underwriters before first use, neither the Company nor the Bank has prepared, used or referred to, and will not, without the Underwriters’ prior consent, prepare, use or refer to, any free writing prospectus.

(d)	Each of the Company and the Bank has been duly incorporated and is validly existing as a limited liability corporation (sociedad anónima) in good standing under the laws of The Kingdom of Spain.

(e)	On or prior to the Closing Date, the Notes will be duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be entitled to the benefits of the Indenture, and, when registered with the Mercantile Registry of Madrid, will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally or by general equity principles; the Notes and Guarantees will be consistent with the descriptions thereof contained in the Time of Sale Prospectus and the Prospectus, and such descriptions will conform to the rights set forth in the instruments defining the same.

(f)	This Agreement has been duly authorized, executed and delivered by the Company and the Bank.

(g)	On or prior to the Closing Date, the Indenture will have been duly qualified under the Trust Indenture Act, will have been duly authorized by each of the Company and the Bank and will constitute a valid and legally binding agreement of the Company and the Bank, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally or by general equity principles.

(h)	The execution and delivery of this Agreement, the Guarantees and the Indenture, the issuance, delivery and sale of the Notes and the Guarantees, the performance of this Agreement and compliance by the Company and the Bank, as applicable, with the terms of this Agreement, the Indenture and the terms of the Notes and the Guarantees have been duly authorized by all necessary corporate action on the part of the Company and the Bank, as applicable, and, upon their execution and delivery, did not or, if applicable, will not result in any violation of the memorandum and articles of association (or similar constitutive documents) of the Company or of the Bank and do not and will not conflict with, or breach, any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or the Bank is a party or by which it may be bound or to which any of its properties may be subject or (B) any existing applicable law, rule, regulation, judgment, order or decree of any governmental instrumentality or court having jurisdiction over the Company or the Bank or any of the properties of either of them (except, in either case, for such conflicts, breaches or defaults that would not have a material adverse effect on the financial condition of the Bank and its subsidiaries considered as one enterprise, or on the earnings or business affairs of the Bank and its subsidiaries, considered as one enterprise).

(i)	The Guarantees have been duly authorized by the Bank and upon their execution and delivery, will constitute valid and legally binding agreements of the Bank, enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally or by general equity principles.

(j)	No consent, approval, authorization or order of any governmental instrumentality or court is required for the consummation by the Company and the Bank of the transactions contemplated hereby, except (a) such as may be required by the securities or Blue Sky laws of the various states of the United States in connection with the offer and sale of the Notes, (b) such approvals as have been obtained and (c) the registration of the public deed of issuance (escritura pública de emisión) with the Mercantile Registry of Madrid. Within the term set out in Regulation 4/2012, of April 25, of the Bank of Spain, on rules for the communication by Spanish residents of the economic transactions and the balance of financial assets and liabilities outside Spain (Circular 4/2012, de 25 de abril, del Banco de España, sobre normas para la comunicación por los residentes en España de las transacciones económicas y los saldos de activos y pasivos financieros con el exterior), and in accordance to the regime set out therein, the Company shall communicate to the Bank of Spain the economic transactions and the balance of financial assets and liabilities outside Spain performed in relation to the Notes.

(k)	Neither the Company, the Bank, nor any of its or their affiliates (as defined in Rule 405 under the Securities Act), nor any person acting on its or their behalf has taken or will take, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to cause or result in, the stabilization in violation of applicable laws or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes or the Guarantees.

(l)	Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(m)	The Bank maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act).

(n)	Neither the Company nor the Bank is, and after giving effect to the offer and sale of the Notes and the Guarantees, neither of them will be, required to register as an “investment company,” as such term is defined in the U.S. Investment Company Act of 1940, as amended (the “Investment Company Act”).

(o)	The financial statements of the Bank and its consolidated subsidiaries, together with the related schedules, if any, and notes (the “Financial Statements”), that have been included or incorporated by reference in the Registration Statement, the

Time of Sale Prospectus and the Prospectus present fairly the financial position of the Bank and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Bank and its consolidated subsidiaries for the periods specified; and said Financial Statements have been prepared in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board (the “IFRS-IASB”). The supporting schedules, if any, included or incorporated by reference in the Time of Sale Prospectus and the Prospectus present fairly, in accordance with IFRS-IASB, the information required to be stated therein. The selected financial data and the summary financial information included or incorporated by reference in the Time of Sale Prospectus and the Prospectus present fairly, in accordance with IFRS-IASB, the information shown therein and have been compiled on a basis consistent with that of the Financial Statements incorporated by reference in the Time of Sale Prospectus and the Prospectus.

(p)	Each of the Company and the Bank acknowledges and agrees that each of the Underwriters is acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Bank with respect to the offering of the Notes and the Guarantees (including in connection with determining the terms of the offering contemplated by this Agreement) and not as an agent or fiduciary to the Company, the Bank or any other person. Additionally, the Underwriters are not advising the Company, the Bank or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. Each of the Company and the Bank shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of such matters, and the Underwriters shall have no responsibility or liability to the Company, the Bank or any other person with respect to such matters. Any review by the Underwriters of the Company, the Bank, the transactions contemplated by this Agreement or any other due diligence review by the Underwriters in connection with such transactions will be performed solely for the benefit of the Underwriters and shall not be on or behalf of the Company, the Bank or any other person.

(q)	So long as certain conditions set forth in Law 10/2014 of June 26, on organization, supervision and solvency of credit institutions (“Law 10/2014”) are met, any payments in respect of the Notes made by the Company to a non-Spanish tax resident beneficial owner, who does not operate with respect to the Notes through a permanent establishment in Spain, shall not be subject to taxation in Spain pursuant to Royal Legislative Decree 5/2004 of March 5, promulgating the consolidated text of the non-resident income tax law (Real Decreto Legislativo 5/2004, de 5 de Marzo, por el que se aprueba el texto refundido de la Ley del Impuesto sobre la Renta de no Residentes), and no withholding tax on account of Spanish taxes shall be required on such payments, except that payments made to non-Spanish tax resident beneficial owners where the Company has not received from the paying agent certain information about the Notes will be subject to Spanish withholding tax at the applicable rate (19% / 19.50% in 2015).

(r)	The Company is a wholly–owned subsidiary of the Bank; the Guarantees are full and unconditional; and no subsidiary of the Bank will guarantee the Notes. The exclusive activity of the Company is the issuance of debt.

(s)	As of the date hereof, neither the Company nor the Bank has made, and neither of them will make (without prior consent of the Underwriters) any public offer of the Notes by means of Supplemental Offering Materials. For purposes of this Agreement, “Supplemental Offering Materials” means any “written communication” (within the meaning of the rules and regulations promulgated under the Securities Act) prepared by or on behalf of the Company or the Bank, or used or referred to by the Company or the Bank, that constitutes an offer to sell or a solicitation of an offer to buy the Notes or the Guarantees (other than the free writing prospectuses identified in Exhibit E hereto, the Time of Sale Prospectus and the Prospectus), including, without limitation, any road show materials relating to the Notes or the Guarantees that constitute such a written communication.

(t)	Under the laws of The Kingdom of Spain, neither the Company nor the Bank nor any of their respective revenues, assets or properties has any right of immunity from service of process or from the jurisdiction of competent courts of The Kingdom of Spain or the United States or the State of New York in connection with any suit, action or proceeding, attachment prior to judgment, attached in aid of execution of a judgment or execution of a judgment or from any other legal process with respect to its obligations under this Agreement, the Indenture, the Notes and the Guarantees (together, the “Transaction Documents”).

(u)	The choice of the law of the State of New York as the governing law of the Transaction Documents is a valid, effective and irrevocable choice of law under the laws of The Kingdom of Spain. Each of the Company and the Bank has the power to submit and, pursuant to the Transaction Documents to which it is a party, has legally, validly, effectively and irrevocably submitted to the non-exclusive personal jurisdiction of the United States District Court for the Southern District of New York and the Supreme Court of New York, New York County (including, in each case, any appellate courts therefrom) in any suit, action or proceeding against it arising out of or related to any of the Transaction Documents, including with respect to its obligations, liabilities or any other matter arising out of or in connection with this Agreement, and has validly and irrevocably waived any objection to the venue of a proceeding in any such court and has the power to designate, appoint and empower and pursuant to Section 13 of this Agreement has legally, validly, effectively and irrevocably designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement in any federal or state court in the State of New York.

(v)	None of the Company, the Bank or any of the Bank’s Significant Subsidiaries (as such term is defined in Rule 1-02(w) of Regulation S-X under the Securities Act “Significant Subsidiaries”), nor, to the knowledge of the Company or the Bank, any director, officer, agent, employee, affiliate or person acting on behalf of either the Company or the Bank is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or any similar European, Spanish, U.K. or Brazilian, as applicable, sanctions administered by the European Union, Spain, the United Kingdom or Brazil, as applicable, and neither the Company nor the Bank is located, organized or resident in a country or a territory that is the subject of such sanctions; and neither the Company nor the Bank will directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person known by the Company or the Bank to be currently subject to any U.S. sanctions administered by OFAC or is in Iran, North Korea, Sudan or in any other country or territory that, at the time of such funding is the subject of such sanctions, except to the extent permissible for a U.S. person; nor will the Company or the Bank directly or indirectly use the transaction proceeds to contravene any OFAC or any similar European, Spanish, U.K. or Brazilian regulations that may be applicable to them.

(w)	The operations of the Bank and its Significant Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the European Union, the Kingdom of Spain, the United Kingdom, Brazil, the United States and each State thereof and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any European, Spanish, U.K., Brazilian or U.S., as applicable, governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Bank or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or the Bank, threatened.

(x)	None of the Company, the Bank or any of the Bank’s Significant Subsidiaries or, to the knowledge of the Company or the Bank, any director, officer, agent or employee of the Company or the Bank or any of the Bank’s Significant Subsidiaries (a) is aware or has taken any action, directly or indirectly, that would result in a violation by such persons of the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), the U.K. Bribery Act or any other anti-corruption law, rule or regulation of any locality that is applicable to the Company of the Bank (“applicable anti-corruption laws”) or (B) has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “foreign official” (as such term is defined in the FCPA) (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage, and (C) each of the Company and the Bank and its Significant Subsidiaries has conducted its businesses in compliance with the FCPA, the U.K. Bribery Act and applicable anti-corruption laws, and (D) to the knowledge of the Company and the Bank, their respective affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure continued compliance therewith.

(y)	[AUDITOR] who have certified certain financial statements of the Bank, are independent public accountants in respect of the Bank and the Company as required by the Securities Act and the applicable rules and regulations of the Commission.

2.	Purchase and Sale.

(a)	Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to issue and sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company, the aggregate principal amount of Notes set forth opposite such Underwriter’s name on Schedule I hereto at a purchase price of 100% of the principal amount of the Notes. The Company and the Bank hereby, jointly and severally, agree to pay a commission of [AMOUNT]% of the aggregate principal amount of the Notes to the Underwriters, in consideration of the Underwriters agreeing severally, and not jointly, to purchase the Notes from the Company subject to, and in accordance with, the terms and conditions set forth in this Agreement. The Bank and the Company each agree that such commission will be divided pro rata among each of the Underwriters in proportion to the aggregate principal amount of Notes set forth opposite each Underwriter’s name on Schedule I hereto. The foregoing aggregate fees in an amount of $[AMOUNT] will be payable on the Closing Date concurrently with the settlement of the Notes or such other date as may be agreed by the Bank and the Underwriters, by wire transfer of immediately available funds to an account identified in writing by [DATE].

(b)	The Underwriters are not authorized to give any information or to make any representation in connection with the offering or sale of the Notes other than such information or representations consistent with the Time of Sale Prospectus and the Prospectus or otherwise approved in writing by the Bank.

3.	Delivery and Payment. The global certificates for the Notes to be purchased by the Underwriters hereunder shall be delivered by or on behalf of (and at the expense of) the Company to or upon the order of [SETTLEMENT BANK] for the accounts of the several Underwriters against payment by the Underwriters of the purchase price therefor by wire transfer of immediately available funds, payable to or upon the order of the Company, at [LOCATION] at [TIME] London time, on [DATE], or such later date (not later than ten business days thereafter) as the Underwriters shall designate, which date and time may be postponed by agreement among the Underwriters, the Company and the Bank (such date and time of delivery and payment for the Notes being herein called the “Closing Date”).

Payment for the Notes shall be made against delivery to the Underwriters of the Notes registered in such names and in such denominations as you shall request in writing not later than two full business days prior to the date of delivery, with any transfer taxes payable in connection with the transfer of the Notes to you duly paid by the Company or the Bank. The Company agrees that delivery of the Notes will be made on the Closing Date through the book-entry facilities of The Depository Trust Company (the “Depositary”). Upon issuance, all Notes will be represented by one or more global securities registered in the name of a nominee of the Depositary.

4.	Covenants and Agreements. The Company and the Bank agree with each Underwriter that:

(a)	The Company and the Bank shall prepare and furnish to each Underwriter, without charge, a conformed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) in a form approved by the Underwriters, and will promptly furnish the Underwriters during the period mentioned in Section 4(d) or 4(e) below with copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement, in such quantities as the Underwriters may from time to time reasonably request, and will not publish any amendment or supplement to the Registration Statement, the Time of Sale Prospectus or the Prospectus unless they have furnished a copy to the Underwriters for review and, except as required by law, will not publish any such proposed amendment or supplement to which the Underwriters reasonably object. If at any time prior to completion of the distribution of the Notes (as determined by the Underwriters) any event occurs as a result of which the Registration Statement, the Time of Sale Prospectus or the Prospectus as then amended or supplemented would contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company or the Bank will promptly so notify the Underwriters and will prepare and furnish to the Underwriters, subject to prior review as provided above, a reasonable number of copies of an amendment or supplement to the Registration Statement, the Time of Sale Prospectus or the Prospectus which will correct such statement or omission.

(b)	Each of the Company and the Bank shall furnish to each Underwriter a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company or the Bank and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(c)	Except as otherwise contemplated pursuant to this Agreement, each of the Company and the Bank shall not take any action that would result in an Underwriter, the Company or the Bank being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(d)	If the Time of Sale Prospectus is being used to solicit offers to buy the Notes at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(e)	If, during such period after the first date of the public offering of the Notes as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company or the Bank) to which Notes may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(f)	Each of the Company and the Bank shall endeavor to qualify the Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriters shall reasonably request.

(g)	Each of the Company and the Bank shall make generally available to the Bank’s security holders and to the Underwriters as soon as practicable an earnings statement covering a period of at least twelve months after the effective date of the Registration Statement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(h)	If the third anniversary of the initial effective date of the Registration Statement occurs before all the Notes have been sold by the Underwriters, prior to the third anniversary each of the Company and the Bank shall file a new shelf registration statement and take any other action necessary to permit the public offering of the Notes to continue without interruption; references herein to the Registration Statement shall include the new registration statement declared effective by the Commission.

(i)	Each of the Company and the Bank shall prepare a final term sheet relating to the offering of the Notes, containing only information that describes the final terms of the Notes or the offering in a form consented to by the Underwriters, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Notes.

(j)	The Bank will use its reasonable efforts, and shall cause the Company to use its reasonable efforts, to effect, on or as soon as practicable after the Closing Date, and in no event more than 45 days following the Closing Date, the authorization of the Notes for listing on the New York Stock Exchange, Inc. (the “NYSE”), subject only to official notice of issuance. For so long as any of the Notes are outstanding, each of the Bank and the Company will use its commercially reasonable efforts to maintain the listing of the Notes, and will prepare, submit, furnish and publish (as appropriate) all such documents, instruments, information, advertisements and undertakings as may be necessary or advisable for such purposes.

(k)	The Bank will use its best efforts, and shall cause the Company to use its best efforts, to ensure that the Notes qualify as debt instruments (instrumentos de deuda) under Law 10/2014.

(l)	The Bank will use its best efforts, and shall cause the Company to use its best efforts, to ensure that the public deed in respect of the Notes and disbursement minutes in respect of the Notes, if required, are registered in the Mercantile Registry of Madrid within one month of the Closing Date.

(m)	The Bank will use its best efforts, and shall cause the Company to use its best efforts, to permit the Notes to be eligible for clearance and settlement through the Depositary.

(n)	From the date hereof and continuing to and including the Closing Date, the Bank will not, and shall ensure that the Company does not, without the Underwriters’ prior written consent (which consent shall not be unreasonably withheld), offer, sell, contract to sell or otherwise dispose of in the United States any material amount of dollar-denominated debt securities issued or guaranteed by the Bank which both mature more than one year after such Closing Date and which are substantially similar to the Notes and the Guarantees, except for the Bank’s customary deposit-raising activities.

(o)	The Bank agrees that for as long as the Notes are outstanding it will maintain 100% ownership of the share capital of the Company, directly or indirectly.

(p)	The Company confirms that this Agreement has been executed and delivered in the name of the Company by a signatory authorized by the Board of Directors of the Company and agrees that the Notes will be executed and delivered in the name of the Company, manually or via facsimile by a signatory authorized by the Board of Directors of the Company.

(q)	The Bank confirms that this Agreement has been executed and delivered in the name of the Bank and agrees that the Guarantees will be executed and delivered in the name of the Bank, manually or via facsimile by a signatory authorized by the Board of Directors or the Executive Committee of the Bank.

(r)	If the Company or the Bank maintains a paying agent in respect of the Notes or the related Guarantees in a European Union member state, it will ensure that it maintains a paying agent in a European Union member state that will not be obliged to withhold or deduct tax pursuant to the European Union Directive 2003/48/EC or any directive amending, supplementing or replacing such directive (each, a “Directive”) or any law implementing or complying with, or introduced in order to conform to, such Directive or Directives.

(s)	The Company will, so long as the Notes are outstanding, permanently deposit the proceeds of the issuance of the Notes, net of management and issuance costs, with the Bank or a company of its consolidated group, which may use the proceeds for the general corporate purposes of the group.

5.	Conditions to the Obligations of the Underwriters. The obligation of the several Underwriters to purchase and pay for the Notes they have agreed to purchase hereunder on the Closing Date is subject to the accuracy of the representations and warranties of the Company and the Bank contained herein as of the date of this Agreement, at [__:00 P./A.M.], New York City time, on [INSERT DATE] or such other time as agreed by the Bank and the Representatives (the “Time of Sale”) and the Closing Date, to the accuracy of the statements of the Company and the Bank made in any certificates pursuant to the provisions hereof delivered prior to or concurrently with such purchase, to the performance by the Company and the Bank of their obligations hereunder, and to the following further conditions:

(a)	Each of the Underwriters, [COUNSEL], U.S. counsel for the Company and the Bank, and [COUNSEL], U.S. counsel for the Underwriters, have completed their respective diligence investigations in accordance with procedures customary for a transaction such as the offering of the Notes and the Guarantees pursuant to the terms and conditions of this Agreement.

(b)	At the Closing Date, (i) since the date of the latest balance sheet included in the Time of Sale Prospectus and the Prospectus, there shall not have been any material adverse change (other than as set forth in or contemplated in the Time of

Sale Prospectus or the Prospectus) in the financial condition or in the earnings, affairs or business prospects of the Bank and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business; (ii) each of the Company and the Bank shall have complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and (iii) the representations and warranties of the Company and the Bank set forth in Section 1 shall be accurate in all material respects as though expressly made at and as of the Closing Date. At the Closing Date, the Underwriters shall have received a certificate, dated as of the Closing Date, from each of the Bank and of the Company signed by the principal financial or accounting officer of the Bank and a director of the Company, respectively, certifying, with respect to the Bank, the matters set forth in (i), (ii) and (iii) of this Section 5(b) and, with respect to the Company, the matters set forth in (ii) and (iii) of this Section 5(b).

(c)	At the Closing Date, the Underwriters shall have received a signed opinion, dated as of the Closing Date, of [COUNSEL], Spanish counsel to the Company and the Bank, substantially in the form set forth in Exhibit A.

(d)	At the Closing Date, the Underwriters shall have received a signed opinion, dated as of the Closing Date, of [COUNSEL], U.S. counsel to the Company and the Bank, substantially in the form set forth in Exhibit B.

(e)	At the Closing Date, the Underwriters shall have received a signed opinion, dated as of the Closing Date, of [COUNSEL], Spanish counsel to the Underwriters, substantially in the form set forth in Exhibit C.

(f)	At the Closing Date, the Underwriters shall have received a signed opinion, dated as of the Closing Date, of [COUNSEL], U.S. counsel to the Underwriters, as to such matters as the Underwriters may reasonably request.

(g)	On the date hereof, the Underwriters shall have received from [AUDITOR] a letter dated such date, to the effect that (i) they are independent accountants with respect to the Bank and its subsidiaries within the meaning of the Securities Act; (ii) it is their opinion that the Financial Statements included or incorporated by reference in the Time of Sale Prospectus and the Prospectus and covered by their opinions therein comply as to form in all material respects, except as stated in such report, with the applicable accounting requirements of the Securities Act for foreign private issuers; (iii) nothing has come to their attention that any Financial Statements included or incorporated by reference in the Time of Sale Prospectus and the Prospectus and not covered by their opinions do not comply as to form in all material respects with the accounting requirements of the Securities Act for foreign private issuers; (iv) based upon limited procedures set forth in detail in such letter, nothing has come to their attention which causes them to believe that at a specified date not more than three business days prior to the date of such letter, there was any decrease in the capital stock, any increase in long-term debt or any decreases in consolidated net current assets or shareholders’ equity as compared with the amounts shown in the most recent consolidated balance sheet included or incorporated by reference in the Time of Sale Prospectus and the Prospectus, or during the period from the date of such balance sheet to a specified date not more than three days prior to the date of such letter, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated net income or consolidated net income of the Bank and its subsidiaries, except in all cases for changes, increases or decreases which the Time of Sale Prospectus and the Prospectus disclose have occurred or may occur; and (v) in addition to the examination referred to in their opinions and the limited procedures referred to in clause (iv) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included in the Time of Sale Prospectus and the Prospectus and which are specified by the Underwriters, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Bank and its subsidiaries identified in such letter. At the Closing Date, the Underwriters shall have received a letter from [AUDITOR], dated as of the Closing Date, confirming the information given in their letter dated the date of the Time of Sale Prospectus and the Prospectus.

(h)	At the Closing Date, U.S. counsel [and Spanish counsel] to the Bank and the Company, and U.S. counsel and Spanish counsel for the Underwriters, shall have been furnished with all such documents, certificates, resolutions and opinions as each may reasonably request for the purpose of enabling them to pass upon the issuance and sale of the Notes and the Guarantees as contemplated in this Agreement and the matters referred to in the opinions required by Sections 5(d), (e) and (f), and in order to evidence the performance of any of the covenants of the Company and the Bank, or the fulfillment of any of the conditions herein contained.

If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement to be fulfilled, this Agreement may be terminated by the Underwriters on notice to the Company and the Bank at any time at or prior to the Closing Date, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 6 herein. Notwithstanding any such termination, the provisions of Sections 7, 8, 9, 13 and 14 herein shall remain in effect.

6.	Payment of Expenses.

(a)	[The Bank will, except as set forth in subsection (b) below, pay and bear all, or cause the Company to pay or bear all, costs and expenses incident to the performance of the Company’s and the Bank’s obligations under this Agreement, including (i) the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, or used by or referred to by the Company or the Bank, and any amendments or supplements to any of the foregoing, including the filing fees payable to the Commission relating to the

Notes (within the time required by Rule 456(b)(1), if applicable), (ii) the preparation and distribution of this Agreement and the Indenture, (iii) the preparation and delivery of the Notes and the Guarantees, (iv) the fees and disbursements of the counsel and accountants for the Bank and the Company, (v) the costs and charges of the Trustee incurred in connection with the transactions contemplated in this Agreement, and (vi) all initial and on-going expenses and listing fees in connection with the listing of the Notes on the NYSE.

(b)	Notwithstanding subsection (a) above, each Underwriter, individually and not jointly, agrees to pay severally in proportion to the aggregate principal amount of the Notes set forth opposite their respective names in Schedule I hereto (i) the fees and disbursements of U.S. and Spanish counsels to the Underwriters, and (ii) an amount of the expenses referenced in subclause (a) above up to an aggregate amount equal to [AMOUNT]. For the avoidance of doubt, no Underwriter will be liable for any initial or on-going expenses after payment has been made in accordance with this Section 6 and each amount identified in this Section 6(b) (i) and (ii) above will be divided pro rata in proportion to the aggregate principal amount of the Notes set forth opposite the respective names of each Underwriter.]

7.	Indemnification.

(a)	Each of the Company and the Bank jointly and severally agrees to indemnify and hold harmless each Underwriter and its directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act as follows: (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereto, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus (or any amendment or supplement to the Time of Sale Prospectus or the Prospectus) or any Supplemental Offering Materials, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever, based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Bank, which consent shall not be unreasonably withheld; and (iii) against any and all expense whatsoever, as incurred (including fees and disbursements of counsel chosen by the Underwriters), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause (i) or (ii) above; provided, however, that this indemnity does not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished in writing to the Company or the Bank by the Underwriters expressly for use in the Time of Sale Prospectus or the Prospectus (or any amendment or supplement to the Time of Sale Prospectus or the Prospectus) or any Supplemental Offering Materials.

(b)	Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company and the Bank, and each person, if any, who controls the Company or the Bank, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 7(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Time of Sale Prospectus and the Prospectus (or any amendment or supplement to the Time of Sale Prospectus and the Prospectus) or any Supplemental Offering Materials, in each case in reliance upon and in conformity with information furnished in writing to the Company or the Bank by the Underwriters through the Representatives expressly for use in the Time of Sale Prospectus and the Prospectus (or any amendment or supplement to the Time of Sale Prospectus and the Prospectus) or any Supplemental Offering Materials.

(c)	Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

8.	Contribution. In order to provide for just and equitable contribution in circumstances under which the indemnity provided for in Section 7 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company and the Bank, on the one hand, and the Underwriters, on the other hand, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity incurred by the Company, the Bank and the Underwriters, as incurred, in such proportions that (a) the Underwriters are responsible for that portion represented by the percentage that the total discounts and commissions received by the Underwriters bears to the aggregate offering price of the Notes and (b) the Company and the Bank jointly and severally are responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as an Underwriter, and each director of the Company or the Bank and each person, if any, who controls the Company or the Bank within the meaning of Section

15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company and the Bank. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the aggregate principal amount of the Notes set forth opposite their respective names in Schedule I hereto and not joint.

9.	Representations and Indemnities to Survive. The representations, warranties, indemnities, agreements and other statements of the Underwriters, the Company and the Bank and their officers set forth in or made pursuant to this Agreement will remain operative and in full force and effect regardless of any investigation made by or on behalf of the Company, the Bank or the Underwriters or controlling persons and will survive delivery of and payment for the Notes.

10.	Termination of Agreement.

(a)	The Underwriters may terminate this Agreement, by notice to the Company and the Bank, at any time at or prior to the Closing Date (i) if there has been, since the date hereof, any material adverse change (otherwise than as set forth in or contemplated by the Time of Sale Prospectus or the Prospectus) in the financial condition or in the earnings, business affairs or business prospects of the Company or the Bank and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if, since the execution and delivery of this Agreement (A) there has occurred any outbreak or escalation of hostilities or other calamity or crisis, including, without limitation, an act of terrorism, the effect of which on the financial markets of the United States are such as to make it, in the judgment of the Underwriters, impracticable or inadvisable to market the Notes or (B) trading in any securities of the Company or the Bank has been suspended by the Commission, the Spanish Stock Exchanges (Comisión Nacional del Mercado de Valores) or the NYSE, or if trading generally on the NYSE or in the over-the-counter market has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required by such exchange or by order of the Commission, or any other governmental authority, or (C) a banking moratorium has been declared by Spanish, U.S. or New York authorities, or (D) there has occurred any change or any development involving a prospective change in national or international political, financial or economic conditions or exchange controls which, in the judgment of the Underwriters, is likely to have a material adverse effect on the market for the Notes, or (E) any rating of the Bank’s debt securities shall have been lowered by Moody’s Investors Service Inc., Fitch Ratings Ltd. or Standard & Poor’s Ratings Services, a division of The McGraw-Hill Company, Inc., or any of such rating agencies have publicly announced it has under surveillance or review with possible negative implications any rating of the Bank’s debt securities (provided, however, that this clause (E) shall not apply if a lowering of any such rating or any such public announcement occurs as a result of the lowering of any rating by any such rating agency of obligations of The Kingdom of Spain or as a result of a public announcement by any such rating agency that it has under surveillance or review with possible negative implications obligations of The Kingdom of Spain), or (F) there has occurred a material disruption in commercial banking or securities settlement or clearance services in the United States or with respect to the Depositary. The Underwriters agree that they will notify the Company and the Bank of the occurrence of any event described in clause (A) through (F) as soon as they shall become aware of such occurrence.

(b)	If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party, except to the extent provided in Section 6. Notwithstanding any such termination, the provisions of Sections 6, 7, 8, 9, 13 and 14 shall remain in effect.

11.	Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if delivered, mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Underwriters at the following addresses:

[Name of Underwriter]

[address]

Attention:

Fax: .

Notices to the Company and the Bank shall be directed to them at:

Grupo Santander, S.A.

Ciudad Grupo Santander

Avda. Cantabria s/n

Edificio Amazonia, planta 0

28660 Boadilla del Monte

Madrid

Spain

Attention: División Financiera

Fax: +34 91 257 0118.

12.	Parties. This Agreement is made solely for the benefit of the Underwriters, the Company and the Bank and, to the extent expressed, any person controlling the Company, the Bank or the Underwriters, and their respective executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include any purchaser, as such purchaser, from the Underwriters of the Notes.

13.	Submission to Jurisdiction. Each of the Company and the Bank irrevocably agrees that any suit, action or proceeding against the Company or the Bank brought by the Underwriters or by any person who controls the Underwriters, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any state or federal court in the Borough of Manhattan, The City of New York, New York, and, to the extent permitted by law, irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and irrevocably submits to the nonexclusive jurisdiction of such courts in any such suit, action or proceeding. The Company and the Bank will each irrevocably appoint Banco Santander, S.A., New York Branch as its Authorized Agent (the “Authorized Agent”) upon whom process may be served in any such suit, action or proceeding arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any state or federal court in the Borough of Manhattan, The City of New York, New York, by the Underwriters or by any person who controls the Underwriters, and the Company and the Bank each expressly consents to the jurisdiction of any such court in respect of any such suit, action or proceeding, and waives any other requirements of or objections to personal jurisdiction with respect thereto. The Company and the Bank each represents and warrants that the Authorized Agent has agreed to act as said agent for service of process, and the Company and the Bank each agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company or the Bank, as the case may be, shall be deemed, in every respect, effective service of process upon the Company or the Bank. Notwithstanding the foregoing, any suit, action or proceeding based on this Agreement may be instituted by an Underwriter in any competent court in The Kingdom of Spain.

14.	Judgment Currency. Each of the Company and the Bank agrees to indemnify each of the Underwriters against any loss incurred by the Underwriters as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the rate of exchange at which each Underwriter is able to purchase U.S. dollars with the amount of the Judgment Currency actually received by each Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of each Underwriter and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The parties hereto agree that, to the fullest extent permitted by law, the “rate of exchange” used shall be the rate at which, in accordance with normal banking procedures, each Underwriter could purchase such Judgment Currency in The City of New York on the business day preceding that on which final judgment is given. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

15.	Default by One of the Underwriters.

(a)	If one of the Underwriters shall fail at the Closing Date to purchase the Notes that it is obliged to purchase pursuant to this Agreement (the “Defaulted Notes”), the Company and the Bank will have the option to either (i) reduce the size of the offering by the number of Defaulted Notes, (ii) proceed with the full offering, a portion of which will not be underwritten or (iii) terminate this Agreement and withdraw the offering of the Notes, without any liability on the part of the Company or the Bank.

(b)	No action taken pursuant to this Section shall relieve any defaulting Underwriters from liability in respect of its default. Any defaulting Underwriters shall be liable to any non-defaulting Underwriter which purchases such Defaulted Notes for any losses or damages incurred as a result of such purchase.

(c)	In the event of any such default not involving termination of this Agreement, the remaining Underwriters, the Bank or the Company shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Prospectus or in any other documents or arrangements.

16.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

17.	Counterparts. This Agreement may be executed in one or more counterparts and, when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.

18.	Entire Agreement; Amendment. This Agreement supersedes all prior agreements and undertakings, both written and oral, of the parties hereto, or any of them, with respect to the subject matter hereof and constitute the entire understanding of the parties hereto with respect to the subject matter hereof. This Agreement may not be waived, amended or modified except in writing signed by each party to be bound hereby.

If the foregoing is in accordance with the Underwriters’ understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement among the Company, the Bank and the Underwriters in accordance with its terms.

Very truly yours,

SANTANDER US DEBT, S.A. UNIPERSONAL

By:
Name:
Title:
BANCO SANTANDER, S.A.

By:
Name:
Title:

[The rest of this page is intentionally left blank]

The foregoing Agreement is hereby

confirmed and accepted as of the

date first written above.

[NAME OF UNDERWRITER]

By:
Name:
Title:

SCHEDULE I

Name of Underwriter	Principal Amount of Notes
[UNDERWRITER]	$[AMOUNT]
Total	$[AMOUNT]

Sch I -1

EXHIBIT A

FORM OF OPINION OF [COUNSEL]

 A-1

EXHIBIT B

FORM OF OPINION OF [COUNSEL]

 B-1

EXHIBIT C

FORM OF OPINION OF [COUNSEL]

 C-1

EXHIBIT D

$[] Senior Notes
Final Terms And Conditions

Issuer:	Santander US Debt, S.A. Unipersonal
Guarantor:	Banco Santander, S.A.
Expected ratings:
Principal amount:	$
Note type:	Senior Notes
Form of issuance:	SEC registered
Issue price:
Minimum purchase amount:
Denomination and currency:	Denominations of $
Trade date:
Settlement date:
Maturity date:
Redemption price:
Benchmark treasury:
Spread to benchmark:	T+ bps
Re-offer yield:	%
Treasury strike:	%
Coupon:	%
Interest payment dates:
Clearing:	DTC
Day count fraction:
Business days:
Calculation agent:
Call / Issuer Redemption Provisions: [Tax call:] [Make-whole call:] [Listing call:]
Put / Investor Redemption Provisions:
Listing:	[Application will be made to list on the New York Stock Exchange]
Governing law:
ISIN / CUSIP:
[Underwriters][Dealer]:
Commitment to purchase:

D-1

This material is confidential and is for your information only and is not intended to be used by anyone other than you. This information does not purport to be a complete description of the securities offered hereby (the “Notes”) or the offering.

The information in this term sheet supplements the Issuer’s preliminary prospectus, dated [DATE] (the “Preliminary Prospectus”), and supersedes the information in the Preliminary Prospectus to the extent inconsistent with the information in the Preliminary Prospectus. Except as aforesaid, this term sheet is qualified in its entirety by reference to the Preliminary Prospectus. You may obtain a copy of the Preliminary Prospectus and the Prospectus (when available) for this transaction by calling [UNDERWRITER] at [NUMBER].

D-2

EXHIBIT E

[This Exhibit E Intentionally Left Blank]

 E-1